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                              SEPARATION AGREEMENT

         THIS SEPARATION AGREEMENT is made and entered into this ____ day of _____________, 2000, between ROBERT F. RICE ("Employee") and STONEHAVEN REALTY TRUST F/K/A WELLINGTON PROPERTIES TRUST, a Maryland real estate investment trust ("Employer").

                                 R E C I T A L S
         The purpose of this Separation Agreement ("Agreement") is to set forth the terms and conditions under which Employee and Employer will terminate their employment relationship created by a certain Employment Agreement dated
October 1, 1999 ("Employment Agreement").

         In consideration of the Recital stated above and the mutual promises made below, the parties agree as follows:

         1. TERMINATION OF EMPLOYMENT. Employer and Employee hereby agree that the employment relationship between Employer and Employee is terminated effective June 30, 2000 (the "Termination Date"). In addition thereto, Employee hereby resigns all officer and director positions held with Employer including President, Secretary and Director, effective the Termination Date. Unless otherwise agreed, Employer will provide to prospective future employers of Employee a letter including Employee's position with Employer and the beginning and ending dates of employment only. Employee and Employer both agree to refrain from any disparagement of the other party in discussions with third parties. Employer and Employee agree that with the exception of Employee's continuing obligations pursuant to Sections 6 and 7 of this Agreement and Section 4 of the Employment Agreement, all rights and obligations of the parties with respect to the employment


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                  relationship and the Employment Agreement are terminated
                  effective June 30, 2000.

         2. SEVERANCE. Employee will receive a severance settlement consisting of Employee's normal salary through June 30, 2000 and a lump sum payment of $40,000.00 both subject to lawful and customary withholding for tax and other purposes, which lump sum will be paid to Employee with the payroll period ending June 30, 2000.

         3. INSURANCE. Employee may continue, to the extent provided by COBRA and other applicable federal and state laws, to participate in group health insurance programs offered by Employer. Current levels of insurance coverage will be maintained at Employer's expense through December 31, 2000. Thereafter, Employee's continued participation shall be dependent upon the timely monthly payment of the full actual cost of the premiums and administrative fees for such insurance.

         4. COMPENSATION AND BENEFITS. Employee hereby acknowledges and confirms that upon receipt of payments contemplated herein, that he has been fully paid by Employer for all accrued salary, bonuses, performance bonuses, severance pay, vacation pay, sick pay and other compensation through the effective date of termination as an Employee, except to the extent provided in this Agreement, and that he has submitted requests and been fully reimbursed by Employer for all expenses incurred or advanced by him as an employee. Employee specifically agrees that no performance bonuses are due nor shall Employee be paid for any performance bonuses pursuant to the Employment Agreement. Except as set forth below, to the extent that Employee is a participant in employee benefit, stock purchase or stock option plans through the Company, the amount of any benefits or


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                  stock purchase rights and options due or payable thereunder and the timing thereof shall be governed by the terms of such employee benefit or stock plans. Specifically, Employee shall be vested in options for 87,917 shares granted to Employee pursuant to an Option Agreement dated October 1, 1999. The options shall be exercisable on December 31, 2000 and for a period of five (5) years thereafter. Employee acknowledges that the modification of the options as provided herein results in the possible loss of favorable tax status accorded statutory options. Notwithstanding any other provisions of the Option Agreement to the contrary, no additional options shall vest pursuant to the Option Agreement.

         5. RETURN OF PROPERTY. Employee agrees to return to Employer all tangible property of Employer, including financial and business reports and records, price lists, catalogs, and sales and marketing materials and any and all correspondence and documents, that Employee has in his possession, on or before June 30, 2000.

         6. COOPERATION AND ASSISTANCE. Between the date hereof and June 30, 2000, the Employee agrees to provide reasonable cooperation and assistance to the Employer in connection with transition of Employee's duties with Employer, including, without limitation, the submission of all information and the performance of all duties and obligations as directed by the Employer's Board of Directors and Chief Executive Officer.

         7. PROPRIETARY INFORMATION. Proprietary Information means any information or compilation of information not generally known, relating to the Employer's business which is not readily ascertainable by persons in Employer's line of business and has been expressly or implicitly protected by the Employer from


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                  unrestricted use by persons not associated with Employer,
                  including trade secrets and inventions. Proprietary Information includes, but is not limited to, the Employer's research and development, management systems, marketing plans and proposals, customer information, pricing lists and policies, projections, photos, test data, costs, financial data and business projections. Employee agrees not to disclose or use such Proprietary Information for any purpose whatsoever without the prior written consent of Employer. Further, Employee agrees not to directly or indirectly disclose or make available to anyone or use any Proprietary Information without the prior consent of Employer. Employee agrees to deliver to Employer all materials, including personal notes and reproductions in possession of Employee relating to Employer's business. The provisions of this Section 7 shall be in addition to the provisions of Section 4 of the Employment Agreement regarding "Confidential Information" which shall remain in full force and effect notwithstanding termination of the Employment Agreement.

         8.       NON-COMPETE AGREEMENT. The non-competition provisions of
                  Section 5 of the Employment Agreement, to the extent applicable, are hereby terminated in all respects upon execution hereof; provided, however, the applicable provisions of Section 4 of the Employment Agreement shall remain in full force and effect.

         9. RELEASE OF CLAIMS. In consideration of the severance payment to be made to the Employee by Employer, the Employee does hereby release, acquit and forever discharge Employer, and all of its shareholders, directors, officers, agents, employee, affiliates, parents, successors and assigns from any and all liability whatsoever arising from or relating to Employee's employment by Employer and


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                  Employee's separation from employment with Employer (but shall not serve to release Employee's claim for indemnification, if applicable, for actions taken on behalf of Employer within the scope of Employee's duties and authority). BY THIS AGREEMENT, EMPLOYEE GIVES UP ANY RIGHT TO MAKE A CLAIM, BRING A LAWSUIT, FILE AN ADMINISTRATIVE CHARGE OF DISCRIMINATION OR OTHERWISE SEEK MONEY DAMAGES OR COURT ORDERS AS A RESULT OF EMPLOYEE'S EMPLOYMENT BY EMPLOYER, OR OF EMPLOYEE'S SEPARATION FROM EMPLOYMENT WITH EMPLOYER. Employee hereby acknowledges and intends that this Agreement includes, but is not limited to, any and all claims of wrongful termination, defamation, intentional infliction of emotional distress, and any claims under the Federal Age Discrimination and Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, any provisions of Wisconsin law relative to employment and discrimination, and any other state or federal statutes prohibiting discrimination in employment. This Agreement shall be binding upon the Employee and Employee's heirs, administrators, representatives, executors, successors and assigns.

         10. VOLUNTARY AND KNOWING ACTION. Employee acknowledges that he has read and understands the terms of this Agreement, that he has had adequate prior opportunity to review the terms of this Agreement with counsel of his choice, which Employer has encouraged him to do, and that he has voluntarily entered into this Agreement for the reasons set forth herein.


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         11.      Notification of Rights to Employee:

                  (a) This Agreement contains a release of certain legal rights which you may have. You should consult with an attorney regarding such release and other aspects of this Agreement before you sign this Agreement.

                  (b) You have twenty-one (21) days to consider whether or not to sign this Agreement, starting from the date you first receive a copy of this Agreement. You may sign this Agreement at any time during such twenty-one (21) day period.

                  (c) If you sign this Agreement and then revoke it, your employment by Employer will terminate on June 30, 2000 in any event. Such termination will not be affected by your acceptance and subsequent revocation of this Agreement. If you do not accept this Agreement, or if you revoke your acceptance of this Agreement, Employer will not provide to you the benefits described in this Agreement.

                  (d) After you have accepted this Agreement by signing it, you may revoke your acceptance for a period of seven
                           (7) days after the date you sign this Agreement. This Agreement will not be effective until this seven (7) day revocation period has expired.

                  (e) If you wish to revoke your acceptance of this Agreement, you must notify Employer in writing within the seven (7) day revocation period. Such notice must be delivered to Employer in person or mailed by certified mail, return receipt requested, addressed to Duane H. Lund, Chief Executive Officer, Stonehaven Realty Trust, 2550 West University Avenue, Suite 240N, St. Paul, MN 55114. If you fail to properly deliver or mail such written revocation as instructed, your revocation will not be effective.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed on the day and year indicated above.

         EMPLOYER:                                  EMPLOYEE:

         STONEHAVEN REALTY TRUST F/K/A
         WELLINGTON PROPERTIES TRUST, a
         Maryland real estate investment trust


                                                    /s/ Robert F. Rice
                                                    ----------------------------
         By: /s/ Duane H. Lund                      Robert F. Rice, individually
             ---------------------------------
                  Its: Chief Executive Officer
                       -----------------------


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         I, Robert F. Rice, first received a copy of this Separation Agreement on May 31, 2000.


                                                    /s/ Robert F. Rice
                                                    ----------------------------
                                                    Robert F. Rice



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